UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

PROLINK HOLDINGS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	0-25007	30-0280392
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 961-8800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2007, we entered into a Second Amended and Restated Exclusive Licensing and Distribution Agreement (the “Second Restated Agreement”) with Elumina Iberica, S.A., a Spanish company (“Elumina”). Elumina has been the exclusive distributor for our products in Europe, the Middle East, China, Malaysia, Singapore, Thailand and South Korea since October 29, 2004 pursuant to that certain Exclusive Licensing and Distribution Agreement, as subsequently amended and restated on May 8, 2006. The Second Restated Agreement expands Elumina’s exclusive territory to include Australia, details performance requirements for such territory, and provides for payment to Elumina for marketing in the assigned territory based on sales. The Second Restated Agreement has an initial term of five years, with an automatic extension of three years in the event certain conditions are satisfied.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Second Amended and Restated Exclusive Licensing and Distribution Agreement, dated as of April 9, 2007 *

*
We have requested confidential treatment for certain provisions contained in this exhibit. The confidential portion has been so omitted in the copy filed as an exhibit and has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain

	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Second Amended and Restated Exclusive Licensing and Distribution Agreement, dated as of April 9, 2007 *

*
We have requested confidential treatment for certain provisions contained in this exhibit. The confidential portion has been so omitted in the copy filed as an exhibit and has been filed separately with the Securities and Exchange Commission.

4